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                                                                 EXHIBIT 3.3(ii)

               3.3(ii)   Articles of Merger signed February 23, 1996



Advance Technologies, Inc. Form 10 SB
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                               ARTICLES AND PLAN
                                      OF
                              AGREEMENT OF MERGER
                                      OF
                             STO MED, INCORPORATED
                          (a California corporation)
                                      and
                             STO MED, INCORPORATED
                            (a Nevada corporation)

          PLAN AND AGREEMENT OF MERGER entered into on February 23, 1996, by STO MED, INCORPORATION, a California corporation, (SMI-CAL) and approved by the shareholders in a duly noticed and constituted meeting on February 22, 1996, and STO MED, INCORPORATED, a Nevada corporation, (SMI-NEV), and approved by the shareholders in a duly noticed and constituted meeting on February 23, 1996.

          WHEREAS, SMI-CAL, by its shareholders has determined that the domicile of the corporation should be changed from the State of California to the State of Nevada; and

          WHEREAS, it is deemed to be in the best interest, welfare and advantage of the said corporations, and their respective shareholders to utilize the process of merger to effect the change of domicile; and

          WHEREAS, SMI-NEV was formed for the express purpose of facilitating the change of domicile of SMI-CAL from the state of California to the State of Nevada;

          NOW THEREFORE, in consideration of the premises and of the mutual agreements of the parties hereto, it is hereby agreed as follows:

          1. SMI-CAL and SMI-NEV shall, pursuant to California and Nevada law, by merged with and into a single corporation, to wit, STO MED, INCORPORATED, the Nevada corporation, which shall be the surviving corporation from and after the effective date of the merger. The separate existence of SMI-CAL shall cease.

          2. Annexed hereto and made a part hereof is a copy of the Certificate of Incorporation and a copy of the by-laws of SMI-NEV, the Survivor, which shall continue to be the Certificate of Incorporation and by-laws of the surviving corporation until amended pursuant to the laws of the State of Nevada.

          3. The Board of Directors of the survivor shall remain; Charles E. McDowell, Hugh Sorensen and David L. Ham, all of whom shall hold office until the election and qualification of their respective successors or until their tenure is otherwise


Advance Technologies, Inc. Form 10 SB
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terminated in accordance with the by-laws of SMI-NEV.

          4. Each issued share of SMI-CAL shall, at the effective time of merger, be converted into one (1) share of SMI-NEV.

          5. The board of directors and the proper officers of SMI-NEV shall be, and they hereby are authorized and empowered, and directed to do any and all acts and things, and to execute, deliver, file and record any and all instruments, papers and documents which shall be or may become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

          IN WITNESS WHEREOF, this Plan of Agreement and Merger is hereby executed on behalf of each of the constituent corporations's parties thereto.

          DATED this 23rd day of February, 1996.

STO-MED, INCORPORATED                       STO MED, INCORPORATED
a Nevada corporation                        a California corporation

/s/ David L. Ham                            /s/ Charles E. McDowell
------------------------                    -------------------------
President                                   President


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                                   AFFIDAVIT
                                   ---------

NEVADA OF NEVADA  )
                  )  ss
COUNTY OF CLARK   )

          1.   David L. Ham, being first duly sworn, does depose and say:

          That he is over the age of 21 years and competent to testify to the following matters; that he knows of the facts contained herein of his own personal knowledge; that on February 23, 1996, he was an director of both STO MED, INCORPORATED, the Nevada corporation, and STO MED, INCORPORATED, the California corporation; that at 9:00 A.M., on February 22, 1996, Sto Med, Incorporated, the California corporation held a properly noticed meeting at 4001 Meadows Lane, Las Vegas, Nevada; that the shareholders by majority vote agreed to move its place of domicile from California to the State of Nevada; and to reorganize Sun as a Nevada corporation by merging Sto Med, Incorporated, the California corporation into the Nevada corporation; that the board of directors had previously approved the merger; that on February 23, 1996, the directors and shareholders of the surviving Nevada corporation, Sto Med, Incorporated, met at the same location and unanimously agreed to the reorganization and merge with the disappearing California corporation; that I am competent to testify to the matters contained in this affidavit, and declare that this affidavit/declaration was executed in Las Vegas, Nevada.

                                                 /s/ David L. Ham
                                                 -------------------------
                                                 David L. Ham


SUBSCRIBED & SWORN to before me
this 23rd day of February, 1996

/s/ Elizabeth Anne Kelley
----------------------------------
Notary Public

           [SEAL APPEARS HERE]


Advance Technologies, Inc. Form 10 SB